EXHIBIT 10(a)72
                                SOUTHERN COMPANY
                             PERFORMANCE STOCK PLAN

                              AMENDED AND RESTATED

















                              TROUTMAN SANDERS LLP
                                NationsBank Plaza
                     600 Peachtree Street, N.E., Suite 5200
                             Atlanta, Georgia 30308
                                 (404) 885-3000


                            Effective January 1, 1998

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                     SOUTHERN COMPANY PERFORMANCE STOCK PLAN

                              AMENDED AND RESTATED


                                    Purposes

         This Southern Company Performance Stock Plan, as amended and restated, is intended to maximize the long-term success of Southern Company, ensure a balanced emphasis on both current and long-term performance, enhance Participants' identification with shareholders' interests, and facilitate the attraction and retention of key individuals with outstanding ability.

                                    ARTICLE I

         Definitions. Whenever used in the Plan, the following terms shall have the meaning set forth below:

         1.1 "Award" shall mean, individually and collectively, any Option, Stock Appreciation Right or Restricted Stock granted under the Plan.

         1.2 "Award Document" shall mean the written document evidencing the grant of an Award and setting forth the terms and conditions thereof.

         1.3 "Base Value" shall mean the Fair Market Value of a Stock Appreciation Right on the date of its grant.

         1.4 "Beneficial Ownership" shall mean beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

         1.5 "Board" or "Board of Directors" shall mean the Board of Directors of Southern Company.

         1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.7 "Committee" shall mean the Compensation Committee of the Board of Directors composed solely of not less than three (3) Nonemployee Directors and, to the extent necessary for any Award intended to qualify as Performance Based to so qualify, each member of the Committee shall be an Outside Director.

         1.8 "Common Stock" shall mean the common stock of Southern Company.

         1.9 "Consummation" shall mean the completion of the final act necessary to complete a transaction as a matter of law, including, but not limited to, any required approvals by the corporation's shareholders and board of directors, the transfer of legal and beneficial title to securities or assets and the final approval of the transaction by any applicable domestic or foreign governments or agencies.

         1.10 "Control" shall mean, in the case of a corporation, Beneficial Ownership of more than 50% of the combined voting power of the corporation's Voting Securities, or in the case of any other entity, Beneficial Ownership of more than 50% of such entity's voting equity interests.

         1.11 "Covered Employee" shall mean a Participant who is, as of the last day of Southern Company's fiscal year in which the Participant shall be required to recognize taxable income with respect to an Award, a "covered employee" within the meaning of Code section 162(m)(3) and the regulations thereunder.

         1.12 "Director" shall mean any person who is currently a member of the Board of Directors or of the board of directors of an Employing Company.

         1.13 "Disability" shall mean total and permanent disability as determined by the Social Security Administration.

         1.14     "Effective Date" shall mean January 1, 1998.

         1.15 "Employee" shall mean any person who is currently employed by an Employing Company.

         1.16 "Employing Company" shall mean any affiliate or subsidiary (direct or indirect) of Southern Company, which the Board of Directors may from time to time determine to bring under the Plan and which may adopt the Plan, and any successor of any of them.

                  The Employing Companies as of January 1, 1998 are:

                           Alabama Power Company
                           Georgia Power Company
                           Gulf Power Company
                           Mississippi Power Company
                           Savannah Electric and Power Company
                           Southern Communications Services, Inc.
                           Southern Company Services, Inc.
                           Southern Energy Resources, Inc.
                           Southern Nuclear Operating Company, Inc.
                           Southern Company Energy Solutions, Inc.

         1.17 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.18 "Fair Market Value" shall mean the average of the high and low prices at which a share of Common Stock shall have been traded on the respective measurement date, such as the date of grant or the exercise of an Award, or on the next preceding trading day if such date was not a trading date, as reported on the New York Stock Exchange-Composite Transactions Listing, or as otherwise determined by the Committee. In no event shall the Fair Market Value equal less than the par value of the Common Stock.

         1.19 "Group" shall mean group within the meaning of Section 14(d) of the Exchange Act.

         1.20 "Incentive Stock Option" shall mean a stock option satisfying the requirements of Section 422 of the Code granted pursuant to Section 4.1(b) and designated by the Committee as an Incentive Stock Option.

         1.21 "Nonemployee Director" shall mean a Director of Southern Company who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

         1.22 "Nonqualified Stock Option" shall mean an Option, other than an Incentive Stock Option, granted pursuant to Section 4.1(c).

         1.23 "Option" shall mean, individually and collectively, an Incentive Stock Option or a Nonqualified Stock Option to purchase Common Stock.

         1.24 "Optionee" shall mean a person to whom an Option has been granted under the Plan.

         1.25 "Option Price" shall mean the price per share of Common Stock set by the grant of an Option, but in no event less than the Fair Market Value of the Common Stock on the date of grant.

         1.26 "Outside Director" shall mean a Director of Southern Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

         1.27 "Participant" shall mean any Director or Employee who satisfies the criteria set forth in Article III.

         1.28 "Performance-Based" shall mean compensation which qualifies as "performance-based" within the meaning of Code section 162(m)(4)(c) and the regulations thereunder.

         1.29 "Person" shall mean any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

         1.30 "Plan" shall mean this Southern Company Performance Stock Plan, as amended and restated and as may be further amended from time to time.

         1.31 "Restricted Stock" shall mean an Award granted pursuant to Section 4.1(e).

         1.32 "Retirement" shall mean the termination of service or employment by a Participant on or after age 65 or as otherwise determined by the Committee in its sole discretion.

         1.33 "Separation Date" shall mean, as determined by the Committee, the date on which a Participant's service or employment with Southern Company or an Employing Company terminates for reasons other than his transfer of service or employment to Southern Company or another Employing Company. Whether any leave of absence shall constitute a termination of service or employment for the purposes of the Plan shall be determined in each case by the Committee in its sole discretion.

         1.34 "Stock Appreciation Right" or "SAR" shall mean a right to any appreciation in value of shares of Common Stock granted pursuant to Section 4.1(d).

         1.35     "Southern Company" shall mean The Southern Company.

         1.36     "Southern Termination" shall mean the following:

                  (a) The Consummation of a reorganization, merger or consolidation of Southern Company under circumstances where either (i) Southern Company is not the surviving corporation or (ii) Southern Company's Voting Securities are no longer publicly traded;

                  (b) The sale or other disposition of all or substantially all of Southern Company's assets; or

                  (c) The Consummation of an acquisition by any Person of Beneficial Ownership of all of Southern Company's Voting Securities such that Southern Company's Voting Securities are no longer publicly traded.

         1.37     "Subsidiary Change in Control"  shall mean the following:

                  (a) The Consummation of an acquisition by any Person of Beneficial Ownership of 50% or more of the combined voting power of the then outstanding Voting Securities of an Employing Company; provided, however, that for purposes of this Subsection 1.37, any acquisition by an Employee, or Group composed entirely of Employees, any qualified pension plan, publicly held mutual fund or any employee benefit plan (or related trust) sponsored or maintained by Southern Company or any corporation Controlled by Southern Company shall not constitute a Change in Control;

                  (b) The Consummation of a reorganization, merger or consolidation of an Employing Company (an "Employing Company Business Combination"), in each case, unless, following such Employing Company Business Combination, Southern Company Controls the corporation surviving or resulting from such Employing Company Business Combination; or

                  (c) The Consummation of the sale or other disposition of all or substantially all of the assets of an Employing Company to an entity which Southern Company does not Control.

         1.38 "Subsidiary Employee" shall mean an Employee of an Employing Company which has undergone a Subsidiary Change in Control whose employment is not immediately transferred to another Employing Company upon such Subsidiary Change in Control.

         1.39 "Voting Securities" shall mean the outstanding voting securities of a corporation entitling the holder thereof to vote generally in the election of such corporation's directors.

         Where the context requires, words in the masculine gender shall include the feminine and neuter genders, words in the singular shall include the plural, and words in the plural shall include the singular.


                                   ARTICLE II

         2.1 Plan Administration. The Plan shall be administered by the Committee. The Committee is authorized to establish such rules, to appoint such agents and to delegate such authority as it deems appropriate for the proper administration of the Plan, including, but not limited to, the delegation of authority to such person or persons to exercise the discretion provided in
Section 5.1 hereof to determine whether a Participant may exercise an Award subsequent to termination of employment, and to make such determinations and to take such steps in connection with the Plan or the benefits provided hereunder as it deems necessary or advisable.


         2.2 Plan Interpretation. The Committee shall have the exclusive authority to interpret the Plan. The decision of the Committee with respect to any question arising as to the grant of an Award to a Participant in the Plan, the amount, term, form, and time of payment of Awards under the Plan, or any other matter concerning the Plan shall be final, conclusive, and binding on both Southern Company and the Participants.



                                   ARTICLE III

         3.1 Eligibility. The Participants in the Plan shall be limited to Directors and to those Employees, as determined by the Committee, who have a significant impact on the long-term performance and success of Southern Company. Subject to the terms of the Plan, the Committee shall identify individuals eligible to become Participants in the Plan, select from time to time the Participants to whom Awards shall be granted and shall determine the number of Awards to be granted.

                                   ARTICLE IV

         4.1 Awards.

                  (a) General. Beginning January 1, 1998 and thereafter not more frequently than once each calendar year, the Committee shall determine the forms and amounts of Awards for Participants. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under the Plan need not be uniform and Awards under two (2) or more paragraphs may be combined in one Award Document. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. Such Awards may take the following forms, in the Committee's sole discretion:

                  (b) Incentive Stock Options. These shall be stock options within the meaning of Section 422 of the Code to purchase Common Stock. In addition to other restrictions contained in the Plan, an Incentive Stock Option (1) shall not be exercised more than ten (10) years after the date it is granted, (2) shall not have an Option Price less than the Fair Market Value of Common Stock on the date the Incentive Stock Option is granted, (3) shall otherwise comply with Section 422 of the Code, (4) shall be granted only to Employees and (5) shall be designated as an "Incentive Stock Option" by the Committee. The aggregate Fair Market Value of Common Stock, determined at the time of each grant, for which any Optionee may vest in Incentive Stock Options under this Plan for any calendar year shall not exceed $100,000.

                  (c) Nonqualified Stock Options. These shall be stock options to purchase Common Stock which are not designated by the Committee as "Incentive Stock Options." At the time of the grant, the Committee shall determine the Option exercise period, the Option Price, and such other conditions or restrictions on the exercise of the Nonqualified Stock Option as the Committee deems appropriate. In addition to other restrictions contained in the Plan, a Nonqualified Stock Option (1) shall not be exercised more than ten (10) years after the date it is granted, and (2) shall not have an Option Price less than 100% of the Fair Market Value of Common Stock on the date the Nonqualified Stock Option is granted.

                  (d) Stock Appreciation Rights. These shall be rights that on exercise entitle the holder to receive the excess of (1) the Fair Market Value of Common Stock on the date of exercise over (2) its Base Value multiplied by (3) the number of SARs exercised. Such rights shall be satisfied in cash, stock, or a combination thereof, as determined by the Committee. Stock Appreciation Rights granted under the Plan may be granted in the sole discretion of the Committee in conjunction with an Incentive Stock Option or Nonqualified Stock Option under the Plan. The Committee may impose such conditions or restrictions on the exercise of SARs as it deems appropriate and may terminate, amend, or suspend such SARs at any time. SARs granted under this Plan shall not be exercised more than ten (10) years after the date of grant.

                  (e) Restricted Stock. Restricted Stock shall be shares of Common Stock held by Southern Company for the benefit of a Participant without payment of consideration, except as otherwise may be determined by the Committee in its discretion, with restrictions or conditions upon the Participant's right to retain, transfer or sell such shares. The following provisions shall be applicable to Restricted Stock
         Awards:

                           (1) Stock Power. Each certificate for Restricted
                  Stock shall be registered in the name of the Participant and shall be deposited by him with Southern Company, together with a stock power endorsed in blank.

                           (2) Restriction Period. At the time of making a
                  Restricted Stock Award, the Committee shall establish the "Restriction Period" applicable thereto. Such Restriction Period may be up to ten (10) years as determined by the Committee. The Committee may provide for the annual lapse of restrictions with respect to a specified percentage of the Restricted Stock, provided the Participant satisfies all eligibility requirements at such time.

                           (3) Dividends. The Participant shall be entitled to
                  receive dividends during the Restriction Period and shall have the right to vote such Common Stock and all other shareholder's rights except the following:

                                    (i) the Participant shall not be entitled to
                           delivery of the stock certificate during the Restriction Period,

                                    (ii) Southern Company shall retain custody
                           of the Common Stock during the Restriction Period, and

                                    (iii) a breach of a restriction or a breach
                           of the terms and conditions established by the Committee with respect to the Restricted Stock shall cause a forfeiture of the Restricted Stock.

         4.2 Award Document. After the Committee determines the form and amount of a Participant's Award, it shall cause Southern Company to prepare an Award Document to be delivered to the Participant setting forth the form and amount of the Award and any conditions and restrictions on the Award imposed by the Plan and the Committee.

         4.3 Exercise and Payment. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of Southern Company at Southern Company's principal executive office, specifying the number of shares of Common Stock to be purchased and accompanied by payment therefore and otherwise in accordance with the Award Document pursuant to which the Option was granted. The purchase price for any shares of Common Stock purchased pursuant to the exercise of an Option shall be paid, as determined by the Committee in its discretion and set forth in the Award Document at the time of grant, in either of the following forms (or any combination thereof): (i) cash or (ii) the transfer of shares of Common Stock with a Fair Market Value equal to the aggregate exercise price of the Option to Southern Company upon such terms and conditions as determined by the Committee. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures (other than the withholding of shares of Common Stock that would otherwise be acquired upon the exercise of such Option) which are, from time to time, deemed acceptable by the Committee, and the Committee may authorize that the purchase price payable upon exercise of an Option may be paid by having shares of Common Stock withheld that otherwise would be acquired upon such exercise. Any shares of Common Stock transferred to Southern Company (or withheld upon exercise) as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. The Optionee shall deliver the Award Document evidencing the Option to the Secretary of Southern Company who shall endorse thereon a notation of such exercise and return such Award Document to the Optionee. No fractional shares of Common Stock (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of shares of Common Stock that may be purchased upon exercise shall be rounded to the nearest number of whole shares of Common Stock.


                                    ARTICLE V

         5.1 Termination of Service or Employment. A Participant whose service as a Director or whose employment terminates for reasons other than Retirement, Disability, or death shall, in the discretion of the Committee, have no right to receive any benefit or payment for existing Awards under the Plan. Any outstanding Award shall terminate on the Participant's Separation Date; provided, however, that the Committee or its designee, in its or his sole discretion, may permit the exercise of any outstanding Award after the Participant's Separation Date, at such time and in such manner as the Committee or such designee may determine, but in no event in the case of Incentive Stock Options shall such exercise be beyond the earlier of (a) three (3) months from the Participant's Separation Date or (b) the expiration date of the Award, to the extent exercisable on such Participant's Separation Date.

         5.2 Death of a Participant. Unless otherwise provided in the Award Document, in the event of the death of a Participant prior to the exercise of all Incentive Stock Options, Nonqualified Stock Options, and Stock Appreciation Rights granted to such Participant, the administrator of the deceased Participant's estate, the executor under his will, or the person or persons to whom the Options or SARs shall have been validly transferred by such executor or administrator pursuant to the will or laws of intestate succession shall have the right, within thirty-six (36) months from the date of such Participant's death, but not beyond the expiration date of the Options or SARs, to exercise such Options or SARs to the extent exercisable on such Participant's Separation Date.

         5.3      Retirement.

                  (a) Incentive Stock Options. In the event of the termination of a Participant's employment as result of his Retirement prior to the exercise of all Incentive Stock Options granted to the Participant, such Participant shall have the right, within three (3) months of his Separation Date, but not beyond the expiration date of such Options, to exercise such Incentive Stock Options to the extent exercisable on his Separation Date.

                  (b) Nonqualified Stock Options and SARs. Unless otherwise provided in the Award Document, in the event of the termination of a Participant's employment as a result of his Retirement prior to the exercise of all Nonqualified Stock Options or Stock Appreciation Rights granted to the Participant, such Participant shall have the right, within thirty-six (36) months of his Separation Date, but not beyond the expiration date of such Nonqualified Stock Options or SARs, to exercise such Nonqualified Stock Options or SARs to the extent exercisable on his Separation Date.

         5.4      Disability.

                  (a) Incentive Stock Options. In the event of the termination of a Participant's employment due to Disability prior to the exercise of all Incentive Stock Options granted to the Participant, such Participant or his legal representative shall have the right, within twelve (12) months of his Separation Date, but not beyond the expiration date of such Incentive Stock Options, to exercise such Incentive Stock Options to the extent exercisable on his Separation Date.

                  (b) Nonqualified Stock Options and SARs. Unless otherwise provided in the Award Document, in the event of the termination of a Participant's employment due to Disability prior to the exercise of all Nonqualified Stock Options or Stock Appreciation Rights granted to the Participant, such Participant or his legal representative shall have the right, within thirty-six (36) months of his Separation Date, but not beyond the expiration date of such Nonqualified Stock Options or SARs, to exercise such Nonqualified Stock Options or SARs to the extent exercisable on his Separation Date.

         5.5      Change in Control.

                  (a) Subsidiary Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Subsidiary Change in Control:

                           (i) Any Options and Stock Appreciation Rights held by
                  a Subsidiary Employee which are outstanding as of the date such Subsidiary Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; provided, that in the case of a Subsidiary Employee holding a Stock Appreciation Right who is actually subject to Section 16(b) of the Exchange Act, such Stock Appreciation Right shall not become fully vested and exercisable unless it shall have been outstanding for at least six months as of the date such Subsidiary Change in Control is determined to have occurred.

                           (ii) The restrictions and deferral limitations
                  applicable to any Restricted Stock held by a Subsidiary Employee shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant.

                           (iii) The restrictions and deferral limitations and
                  other conditions applicable to any other Awards held by Subsidiary Employees shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

                  (b) Southern Termination. Notwithstanding any other provision of the Plan to the contrary, in the event of a Southern Termination:

                           (i) Any Options and Stock Appreciation Rights which
                  are outstanding as of the date such Southern Termination is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; provided, that in the case of a Participant holding a Stock Appreciation Right who is subject to Section 16(b) of the Exchange Act, such Stock Appreciation Right shall not become fully vested and exercisable at such time if such actions would result in liability to the Participant under Section 16(b), provided further, that any such actions not taken as a result of the rules under Section 16(b) shall be effected as of the first date that such activity would no longer result in liability under such section.

                           (ii) The restrictions and deferral limitations
                  applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant.

                           (iii) The restrictions and deferral limitations and
                  other conditions applicable to any other Awards under the Plan shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

                           (iv) Any Options, Stock Appreciation Rights or
                  Restricted Stock which are outstanding as of the date such Southern Termination is determined to have occurred, shall be converted into or replaced by options, stock appreciation rights or restricted stock, as the case may be, in the Surviving Company, or the corporation which has acquired all of Southern Company's Common Stock or assets. In the event of such conversion or replacement, the terms of the replacement options or stock appreciation rights shall preserve with respect to each Option and each SAR the spread between the Fair Market Value of the shares subject to the Options or SARs and the Option Price or Base Value, as the case may be, as determined immediately prior to the Southern Termination. Similarly, the terms of replacement restricted stock shall preserve the Fair Market Value of each share of Restricted Stock as determined immediately prior to the Southern Termination. No replacement option, stock appreciation right or share of restricted stock received shall be subject to any terms which are less favorable than those which existed with respect to the original Option, SAR or share of Restricted Stock immediately prior to the Southern Termination.

                           (v) In the event that it is not possible to effect
                  the conversion set forth in Section 5.5(b)(iv) hereof, any and all outstanding Options, Stock Appreciation Rights and Restricted Stock as of the date of the Southern Termination which are not so converted shall be terminated and the affected Participants shall receive within thirty (30) days of the Southern Termination cash equal to the difference between the Option Price and Fair Market Value, in the case of Options, the Base Value and Fair Market Value, in the case of SARs and equal to the Fair Market Value, in the case of Restricted Stock. For purposes of this Section 5.5(b)(v), Fair Market Value shall be determined as of the day prior to the date of the Southern Termination.



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                                   ARTICLE VI

         6.1      Limitation of Shares of Common Stock Available under the Plan.

                  (a) Share Limit. The total number of shares of Common Stock available to be granted by the Committee as Awards to the Participants under the Plan shall not exceed 40,000,000 shares. Upon a change in capitalization, the maximum number of shares of Common Stock referred to in the preceding sentence shall be adjusted in number and kind pursuant to Section 7.1 hereof.

                  (b) Share Reduction. The total number of shares available under Section 6.1(a) shall be reduced from time to time in the manner specified:

                           (1) Incentive Stock Options and Nonqualified Stock
                  Options. The grant of an Incentive Stock Option and Nonqualified Stock Option shall reduce the available shares by the number of shares subject to such Option.

                           (2) Stock Appreciation Rights. The grant of Stock
                  Appreciation Rights shall reduce the available shares by the number of SARs granted; provided, however, if SARs are granted in conjunction with an Option and the exercise of such Option would cancel the SARs and vice versa, then the grant of the SARs will only reduce the amount available by the excess, if any, of the number of SARs granted over the number of shares subject to the related Option.

                           (3) Restricted Stock. The grant of Restricted Stock
                  shall reduce the available shares by the number of shares of Restricted Stock granted.

                  (c) Share Increase. The total number of shares available under
         Section 6.1(a) shall be increased from time to time in the manner specified:

                           (1) Incentive Stock Options and Nonqualified Stock
                  Options. The lapse or cancellation of an Incentive Stock Option or Nonqualified Stock Option shall increase the available shares by the number of shares released from such Option; provided, however, in the event the cancellation of an Option is due to the exercise of SARs related to such Option, the cancellation of such Option shall only increase the amount available by the excess, if any, of the number of shares released from such Option over the number of SARs exercised.

                           (2) Stock Appreciation Rights. The lapse or
                  cancellation of Stock Appreciation Rights shall increase the available shares by the number of SARs which lapse or are canceled; provided, however, in the event the cancellation of such SARs is due to the exercise of an Option related to such SARs, the cancellation of such SARs shall only increase the available shares by the excess, if any, of the number of SARs canceled over the number of shares delivered on the exercise of such Option.

                           (3) Restricted Shares. The reversion of Restricted
                  Stock to Southern Company due to the breach or occurrence of a restriction or failure to satisfy a condition on such shares shall increase the available shares by the number of shares of Restricted Stock reverted.

         6.2 Maximum Shares to Participant. The maximum number of shares of Common Stock which may be the subject of Awards to a Participant during any calendar year during the term of the Plan shall be 1,000,000.


                                   ARTICLE VII

         7.1 Adjustment Upon Changes in Capitalization. The total number of shares of Common Stock available for Awards under the Plan or allocable to any individual Participant, the number of shares of Common Stock subject to outstanding Options, the exercise price for such Options, the number of outstanding SARs, the Base Value of such SARs and the Award limit set forth in subsection 6.2 shall be appropriately adjusted by the Committee in the event of any increase or decrease in the number of outstanding shares of Common Stock resulting from any change in Southern Company's capital structure, including but not limited to any stock dividend, subdivision or combination of shares, or reclassification.

         7.2 Merger, Consolidation or Tender Offer. In the event of a merger or consolidation of Southern Company or a tender offer for shares of Common Stock, or in anticipation of such merger, consolidation, or tender offer, the Committee may make such adjustments with respect to Awards under the Plan and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, or tender offer, including without limitation the substitution of new Awards, the termination or adjustment of outstanding Awards, the acceleration of Awards, or the removal of limitations or restrictions on outstanding Awards.


                                  ARTICLE VIII

         8.1 Withholding Taxes. Southern Company or the Employing Company, as the case may be, of the Participant shall deduct from all payments and distributions in cash under the Plan any taxes required to be withheld for federal, state, or local governments. In the event distributions are made in shares of Common Stock, Southern Company shall retain the value of sufficient shares to equal the amount of the tax required to be withheld in respect of such distributions.

         8.2 Service or Employment. The establishment of the Plan and Awards hereunder shall not be construed as conferring on any Participant any right to continued service or employment, and the service or employment of any Participant may be terminated without regard to the effect which such action might have upon him or her as a Participant.

         8.3 Non-Alienation of Benefits. Except as otherwise provided in Section
8.5 hereof, or as may otherwise be provided in the Participant's Award Document with respect to Awards other than Incentive Stock Options, and other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, excluding the use of Options under this Plan as collateral in exercising such Options. Any attempt to do so shall be null and void. No such benefits shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagement, or torts of the Participant.

         8.4 Non-Alienation of Election or Exercise Rights. Except as otherwise provided in Section 8.5 hereof, or as may otherwise be provided in the Participant's Award Document with respect to Awards other than Incentive Stock Options, no election as to benefits or exercise of Options, Stock Appreciation Rights, or other rights may be made during a Participant's lifetime by anyone other than the Participant.

         8.5 Transfer of Awards (Other Than ISOs) to Revocable Trust. Awards other than Incentive Stock Options may be transferred by a Participant to a revocable trust under circumstances where the grantor Participant is the trustee or co-trustee of such revocable trust and the trust beneficiaries are limited to the grantor Participant and, in the event of the Participant's death, the grantor's spouse, lineal descendants and lineal ancestors. Powers of the non-Participant co-trustee must be limited to the exercise of the Awards held by the trust in the event of the Participant's death or incapacity. Written notice of the Participant's intent to transfer Awards under this Section 8.5 must be delivered to the Vice President of Human Resources of Southern Company Services, Inc. prior to such transfer.

         8.6 Amendment, Modification, and Termination of the Plan. Except for the provisions of Section 5.5 hereof, which cannot be amended, modified or terminated following a Subsidiary Change in Control or a Southern Termination, the Board of Directors, at any time, may terminate and in any respect amend or modify the Plan; provided, however, that no such action by the Board of Directors, without approval of Southern Company's shareholders, may increase the total number of shares of Common Stock available under the Plan; and further provided that, except as provided in Section 7.2, no amendment, modification, or termination of the Plan shall in any manner adversely affect the rights of any Participant under the Plan without the consent of such Participant.

         8.7 Indemnification. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by Southern Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit, or proceeding against him. Such person shall give Southern Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under Southern Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that Southern Company may have to indemnify them or hold them harmless.

         8.8 Reliance on Reports. Each member of the Committee and each member of the Board of Directors shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of Southern Company and any Employing Company and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or the Board of Directors be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

         8.9 Governing Law. To the extent that federal law shall not be held to have preempted local law, this Plan shall be governed by the laws of the State of Delaware. If any provision of the Plan shall be held invalid or unenforceable, the remaining provisions hereof shall continue in full force and effect.

         8.10 Term. The Plan shall remain in effect for ten (10) years from the Effective Date or until terminated by the Board of Directors, whichever occurs first.

         8.11 Pooling Accounting. Notwithstanding anything to the contrary herein, if, but for any provision of this Plan, a Southern Termination transaction would otherwise be accounted for as a pooling-of-interests under APB No.16 ("Pooling Accounting") (after giving effect to any and all other facts and circumstances affecting whether such Southern Termination transaction would use Pooling Accounting), such provision or provisions of this Plan which would otherwise cause the Southern Termination transaction to be ineligible for Pooling Accounting shall automatically be void and ineffective in such a manner and to the extent that by eliminating such provision or provisions of this Plan, Pooling Accounting would be required for such Southern Termination transaction and Pooling Accounting is in fact used for such Southern Termination transaction.

         IN WITNESS WHEREOF, Southern Company has caused the Southern Company Performance Stock Plan, as amended and restated, to be executed by its duly authorized officers pursuant to resolutions of the Board of Directors as of the ______day of ___________1999, to be effective January 1, 1998.

                                SOUTHERN COMPANY


                     By:___________________________________
                                 A. W. Dahlberg
                                  President
Attest:

By:____________________________
  Tommy Chisholm
   Secretary

                  [CORPORATE SEAL]